EXHIBIT
Press release dated June 1, 2007

GEOGLOBAL ANNOUNCES PROPOSED US$25.0M FINANCING

Calgary, Alberta, Canada, June 1, 2007 - GeoGlobal Resources Inc. (Amex: GGR) announces that it has entered into a letter agreement in which it proposes to offer for sale, on a best efforts basis, by way of a private placement of up to 5 million units (“Units”) of the Company's securities for aggregate gross proceeds of US$25,000,000.  Each Unit will be sold at a price of US$5.00 with each Unit comprising one common share and one-half of one common share purchase warrant where one full common share purchase warrant will entitle the holder to purchase one common share at a price of US$7.50, for a term of two years from the closing of the offering, subject to an accelerated expiry.

In connection with the offering, the Company will pay a fee equal to 6% of the gross proceeds raised pursuant to the offering, amounting up to US$1,500,000, and will issue compensation options to the agents entitling them to purchase common shares equal to 6% of the aggregate number of Units sold pursuant to the offering, amounting up to 300,000 common shares, at a price of US$5.00 per share.

The purchase warrants are subject to an accelerated expiration in the event that the trading price of the Company's common shares trade at US$12.00 or more for 20 consecutive trading days, provided that the resale by the holders of the securities comprising the Units has been registered under the US Securities Act of 1933 (the "1933 Act"), and the hold period for Canadian subscribers has expired.  In such event, the warrant term will be reduced to 30 days from the date of issuance of a news release announcing such change to the warrant term.

The net proceeds from the offering will be used for exploration and development of the newly acquired NELP-VI exploration blocks, all other exploration blocks acquired hereafter and for general corporate purposes.

The securities are intended to be offered in the provinces of Alberta, British Columbia and Ontario, and such other provinces of Canada as the agents and the Company may agree upon.  The Units may also be placed in the United States through a U.S. sub-agent pursuant to applicable exemptions from the registration requirements of the 1933 Act.

The offer and sale of the Units by the Company will not be registered under the 1933 Act and the Units, common shares and warrants will be restricted securities and may not be offered or sold in the United States absent registration under the 1933 Act or an applicable exemption from the 1933 Act registration requirements.  This press release is issued pursuant to Rule 135c of the 1933 Act and does not constitute an offer of the securities for sale in any jurisdiction.

It is contemplated that the Company will file a registration statement under the 1933 Act to register under the 1933 Act the reoffer and resale of the securities comprising the Units.  If the Company has not filed the registration statement within 60 days from the closing of the offering of the Units, each holder of Units will also be issued one right for each Unit entitling the holder to be issued 0.10 of a Unit for nominal consideration.

GeoGlobal Resources Inc., headquartered in Alberta, Canada, is a US publicly traded oil and gas company, which through its subsidiaries, is engaged primarily in the pursuit of petroleum and natural gas through exploration and development in India.  Since inception, the Company’s efforts have been devoted to the pursuit of Production Sharing Contracts with the Government of India.  Currently, the Company is focused on the development of high potential exploration targets in the Krishna Godavari, Cambay, Rajasthan and the Deccan Syneclise basin areas.

Cautionary Statement to Investors

This press release contains statements which constitute forward-looking statements within the meaning of the US Private Securities Litigation Reform Act of 1995, including statements regarding the plans, intentions, beliefs and current expectations of GeoGlobal Resources Inc., its directors, or its officers with respect to the oil and gas exploration, development and drilling activities being conducted and intended to be conducted and the outcome of those activities on the exploration blocks in which the Company has an interest. The Company’s forward looking statements include, among others, its statements and estimates as to:

•
the likelihood that recoverable hydrocarbon reserves may exist in the geographic areas in which the Company has an interest and the quantity, if any, of those reserves and when, if ever, the Company may realize revenues from any reserves that are established ,

•	the cost and likelihood of success of the parties in fulfilling the work commitments under the production sharing contracts to which the Company is a party,

•
the timing of activities under the production sharing contracts and the ability of the related work commitments to be fulfilled and completed within the times contemplated by the productions sharing contracts,

•	the availability of drilling rigs, personnel and other services and equipment at acceptable and reasonable prices to fulfill the work commitments,

•	the ability of those drilling rigs to perform to meet expectations in the temperature, pressure and depth conditions to which they are subjected,

•	The ability of the operator under the production sharing contracts to complete successful wells and to market and deliver any hydrocarbons produced, and

•	the availability of funds in the amounts required and at the times required to fulfill the Company’s participating interest obligations in pursuing these exploration activities.

There can be no assurance as to the outcome of these activities that are described as forward looking.  Investors are cautioned that any such forward-looking statements are not guarantees of the success of the Company's oil and gas exploration, development and drilling activities or the commercially productive success of any of its wells, all of which involve risks and uncertainties.  The exploration blocks in which the Company has an interest are highly speculative exploration opportunities and pursuing the development of the exploration blocks involves material risks to the Company and its investors.  Additional risks and uncertainties may arise out of seeking to do business overseas in India where governmental delays or political and other world events may disrupt the Company's plans, intentions and expectations.  The presence of hydrocarbon reserves on adjacent or contiguous properties is no assurance or necessary or probable indication that hydrocarbons will be found in commercially marketable quantities on the exploration blocks in which the Company holds an interest.

The first phase of the exploration period relating to the production sharing contract for the Company’s KG Offshore Block has expired, as extended on August 29, 2005 through March 11, 2006, without the required minimum of at least fourteen wells being drilled during the first phase.  The operator under the production sharing contract is seeking from the Government of India an extension of the exploration period and also its consent to proceeding with the second phase of the exploration period under the production sharing contract.  As at June 1, 2007, this approval and consent is still outstanding.  Unless this further extension is granted, the Company may be liable for consequences of non-fulfillment of the minimum work commitment in a given time frame under the production sharing contract.  The production sharing contract has provisions for termination of the production sharing contract on account of various reasons specified therein including a material breach of the contract.  Termination rights can be exercised after giving ninety days written notice.  This failure to timely complete the minimum work commitment, though there is no precedence, may be deemed by the Government of India to be a failure to comply with the provisions of the contract in a material particular.  The termination of the production sharing contract by the Government of India would result in the loss of the Company’s interest in the KG Offshore Block other than areas determined to encompass "commercial discoveries".  The production sharing contract sets forth procedures whereby the operator can obtain the review of the management committee under the production sharing contract as to whether a discovery on the exploration block should be declared a commercial discovery under the production sharing contract.  Those procedures have not been completed at present with respect to the discovery on the KG Offshore Block and, accordingly, as of June 1, 2007, no areas on the KG Offshore Block have been determined formally to encompass "commercial discoveries" as that term is defined under the production sharing contract.

Additional important risk factors are described in the Company's periodic reports filed with the Securities and Exchange Commission, including the Company's annual report on Form 10-KSB and quarterly reports on Form 10-QSB and 10Q. The filings may be viewed at http://www.sec.gov. and www.sedar.com.

For further information contact:
Allan J. Kent, Executive VP and CFO
Carla Boland, Investor Relations and Corporate Affairs
Phone:                      +1 403-777-9253                                                      Email: info@geoglobal.com
Fax:                      +1 403-777-9199                                                      Website: www.geoglobal.com